UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2004

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)

10065 Old Grove Road, San Diego, California  92131

(Address of principal executive offices, with zip code)

(858) 271-7070

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Item 8.01               Other Events.

In connection with Nuvasive, Inc.’s (the “Company”) initial public offering on May 13, 2004, Banc of America Secuirites LLC, Lehman Brothers Inc., Thomas Weisel Partners LLC and William Blair & Company (as “Representatives” of the “Underwriters” participating in the offering) requested each of the Company’s existing stockholders to enter into a Lock-Up Letter Agreement.  The Lock-Up Letter Agreement prohibits each stockholder who signs the Agreement from offering, selling, contracting to sell, granting an option to purchase, making a short sale or otherwise disposing of any shares of the Company’s common stock or any option to purchase shares of the Company’s common stock or any securities exchangeable for or convertible into shares of the Company’s common stock for a period of 180 days after May 12, 2003 without the prior written consent of Banc of America Securities LLC.  In addition, Section 3(q) of the Underwriting Agreement, dated May 12, 2004, between the Company and the Underwriters requires the Company to enforce the Lock-Up Letter Agreements as well as any other agreements between the Company and its existing stockholders that prohibit the sale, transfer, assignment, pledge or hypothecation of the Company’s securities in connection with the Company’s initial public offering.  As of May 12, 2004, the holders of approximately 16,842,983 shares of the Company’s common stock were subject to a Lock-Up Letter Agreement or to other market stand-off provisions as a result of the request by the Underwriters for such holders to execute a Lock-Up Letter Agreement.

On October 5, 2004, the Company received written notice from Banc of America Securities LLC that it would be releasing each Company stockholder who executed a Lock-Up Letter Agreement from the lock-up restrictions set forth in such Agreements as of October 5, 2004.  Banc of America Securities LLC also notified the Company in writing that it would be waiving the Company’s obligations under Section 3(q) of the Underwriting Agreement to enforce the Lock-Up Letter Agreements and other applicable market stand-off provisions as of October 5, 2004.

As a result of this action by Banc of America Securties LLC, the common stock held by the Company’s stockholders subject to a Lock-Up Letter Agreement or otherwise subject to market stand-off provisions as a result of the request by the Underwriters for such holders to execute a Lock-Up Letter Agreement will be available for sale in the public market provided such common stock is sold in accordance with Rules 144, 144(k) or 701 of the Securities Act of 1933, as amended (the “Securities Act”), registered pursuant to the Securities Act or the holder can otherwise show such sale is exempt from the registration requirements of federal and state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: October 5, 2004	By:	/s/ Kevin C. O’Boyle
Kevin C. O’Boyle
Chief Financial Officer